Exhibit 99.1(a)
Q3 2021 Earnings Prepared Comments
Brandon Ayache, Celanese Corporation, Vice President, Investor Relations
This is the Celanese Corporation third quarter 2021 earnings prepared comments. The Celanese Corporation third quarter 2021 earnings release was distributed via Business Wire this afternoon and posted on our investor relations website, investors.celanese.com. As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, our future objectives and plans. Please note the cautionary language contained at the end of these comments. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. The earnings release and non-GAAP information and the reconciliations are being furnished to the SEC in a Current Report on Form 8-K. These prepared comments are also being furnished to the SEC in a separate Current Report on Form 8-K.
On the earnings conference call tomorrow morning, management will be available to answer questions.
Lori Ryerkerk, Celanese Corporation, Chairman of the Board and Chief Executive Officer
Amid a dynamic demand and supply backdrop across 2021 year to date, Celanese has delivered the three highest quarterly adjusted earnings per share performances in its history. Today, I am very pleased to report third quarter adjusted earnings of $4.82 per share as well as record quarterly free cash flow of $520 million. I am also pleased to report highest-ever quarterly net sales of $2.3 billion. Our teams have worked tremendously hard to deliver these results despite increasing supply chain constraints and over $100 million in sequential cost inflation across our businesses. I thank them for their agility to optimize our performance in this environment and for their continued work to elevate our outlook for 2022 and beyond.

After a brief summary of our third quarter performance and fourth quarter expectations, I will focus on our 2022 outlooks for Engineered Materials (EM), the Acetyl Chain (AC), and consolidated Celanese, which are each meaningfully stronger than what we outlined at Investor Day in March.
EM delivered resilient third quarter adjusted EBIT of $137 million as our teams successfully offset a significant portion of the widespread volume and cost headwinds that occurred, much of it in the final weeks of the quarter. Record net sales of $684 million reflected a 3 percent sequential lift in pricing, the third consecutive quarter of pricing expansion from commercial initiatives. Volume declined 2 percent sequentially, with approximately half of the decline due to the recent divestiture of our appliance polypropylene, infill, and footwear businesses which were small components of the Softer acquisition. Our teams delivered nearly consistent volume versus the second quarter despite an estimated 8 kt of lost production due to sourcing constraints for glass fiber, flame retardants, and certain resins. EM limited the impact of an estimated 12 percent decline in global automotive build rates with offsetting growth in electric vehicle applications as well as shifts into alternative high-value applications. The combined sequential headwind of lost production and cost inflation due to sourcing and logistics challenges totaled approximately $50 million. The majority of that headwind came from inflationary pressure which broadened to include raw materials, logistics, and energy and was most acute for natural gas and certain resins. Average sequential natural gas price increases in Europe and the US of 82 percent and 37 percent, respectively, resulted in $20 million of the third quarter inflation. The fixed cost impact of energy spikes in the final weeks of the quarter hit the income statement almost immediately as a result of limited inventory levels. Our teams are working on broad pricing actions, including a recently announced surcharge, that will factor in competitive and regional dynamics to offset these incremental energy costs over time. I commend our EM team for their actions to offset a significant portion of these volume and cost headwinds within the third quarter and address further pressures going into the fourth quarter.
In the fourth quarter we expect to be challenged again by constrained sourcing and incremental cost inflation, led by energy costs which we anticipate will rise another $20 million or more sequentially.

While we expect auto build rates to continue to be constrained in the quarter, our teams will find high-value applications for every pound we can produce. We anticipate fourth quarter adjusted EBIT similar to the third quarter, driven by pricing initiatives across end-markets to offset cost inflation.
AC generated third quarter adjusted EBIT of $517 million, the highest in its history. Our teams delivered sequentially higher earnings despite approximately $50 million in cost inflation as well as anticipated moderation in Chinese acetyls pricing. Average acetic acid pricing in China across the third quarter declined by approximately 15 percent versus the second quarter on more normalized supply. Despite moderation in China acetic acid pricing, our teams successfully lifted AC sequential pricing by 3 percent via actions in the West and in downstream emulsions, redispersible powders, and EVA globally. With elevated demand conditions across all regions, our teams delivered an incremental 3 percent volume over the prior quarter by flexing the global production network as well as sourcing the second highest-ever volume of third party acetyls to meet our customers' needs. While multiple external disruptions impacted our production network in the quarter, I commend our teams for demonstrating our nimbleness and again opportunistically accelerating turnaround activity. During the quarter, we accelerated a Bay City VAM turnaround that was scheduled for the fourth quarter while that facility was temporarily down as a precaution for Hurricane Nicholas. We also pulled forward some maintenance activity for Nanjing at the end of the third quarter while curtailed. As a result of these actions, we are better positioned to meet robust demand going forward.
In the back half of September, we were notified of a requirement from the Jiangsu provincial government to rapidly reduce our energy consumption at Nanjing. To comply, we stopped production of both VAM and acetic anhydride at Nanjing. By our estimates, perhaps as much as three quarters of Chinese acetic anhydride and half of Chinese VAM production was impacted by similar curtailments. Acetic acid production across China, including our own, appears to have been less impacted. As a result of these curtailments in an already tightened environment, pricing for acetic acid and VAM surged to new records within a few days, approximately $1,300 and $2,075 per ton, respectively.

As we start the fourth quarter, I am very pleased to share that all units at our Nanjing facility are currently operational with modest energy restrictions reflected in our current fourth quarter production plans. Order patterns in China coming out of Golden Week indicate seasonally strong demand for acetyls through the remainder of 2021. As a result of curtailment, we produced about 25 kt less acetyls which otherwise would have been sold in the third and fourth quarters. We anticipate that our pricing actions, amid a re-tightened Chinese industry, will allow us to offset the impact of lost production as well as further feedstock inflation to deliver fourth quarter AC adjusted EBIT consistent with the third quarter. Based on the assumption of no additional energy curtailments, we expect acetyls pricing to moderate again in the fourth quarter as it did across the third quarter.
Acetate Tow delivered third quarter adjusted EBIT of $46 million. The business was negatively impacted by approximately $5 million due to recently imposed US sanctions on Belarus, which resulted in lost net sales as well as a write-off of currently uncollectible accounts. The business also faced approximately $10 million in sequential cost inflation due to elevated natural gas and acetyls costs. Affiliate dividends contributed $34 million in the quarter.
We expect fourth quarter adjusted EBIT for Acetate Tow consistent with the third quarter despite additional raw material and energy inflation. Our teams are working to reflect this cost environment in pricing for the approximately one-third of our Acetate Tow contracts which are currently being negotiated for 2022.
To sum up current conditions, while demand remains robust, the scarcity and inflationary pressures on supply continue to be significant across our businesses. For the remainder of 2021, we expect pent-up demand across both AC and EM to more than offset any impact of typical year-end seasonality. Our teams will continue to work to deliver as much product as feasible given the sourcing and production constraints I outlined. Despite these challenges, we expect to finish the year with fourth quarter adjusted earnings per share of approximately $5.00, a fourth quarter record.

As we look to 2022, we are confident in our ability to continue to lift the foundational earnings power of AC and EM and are encouraged by a number of longer-term backdrop dynamics.
Starting with AC, we anticipate 2022 adjusted EBIT of $1.2 to $1.4 billion which reflects our expectation of a return to normalized acetyls pricing levels some time in the middle of 2022 and the settling of the business back to its foundational level of earnings. With the completion of the acetic acid expansion at Clear Lake in early 2023, we will take another step up in the foundational earnings level of this business to solidly north of $1 billion. To put this in perspective, that is nearly triple the foundational earnings of this business versus a decade ago. Let me highlight a few of the drivers for the most recent step-up in our AC foundational earnings:
•Productivity: Productivity remains the backbone of our foundational earnings growth in AC. With higher feedstock prices across the world, our teams are particularly focused on projects that will further improve our resource efficiency across our network. As an example, we recently installed a heat recovery boiler at Nanjing that reduces emissions from our flares and utilizes the heat to generate steam for the facility. A second heat recovery boiler will be installed in 2022 at Nanjing to utilize energy from the VAE emissions on site.
•Incremental Capacity Enhancements: In 2022, we expect to have incremental global capacity and scale due to a significant debottleneck project across our European redispersible powders production, the completion in 2021 of catalyst changes at our Singapore and Bay City VAM facilities, and numerous smaller process enhancements across our global network. Additionally, we continue to see incremental capacity from investments we have made over recent years to strengthen our production network reliability.
•Cost Curve: There are a number of dynamics that have effectively lifted the global acetyls cost curve including inflation in hydrocarbon pricing across regions, catalyst (precious metals) costs, and transportation and logistics costs. Our existing resource efficiency advantages in addition to localized production across regions allow us to capture greater relative value than our competitors amid this elevated cost curve.
•Utilization: The supply and demand backdrop for acetyls has consistently improved over the last decade and has now reached an inflection point. Disruptions which have always been a characteristic of the global acetyls industry, including weather disturbances, curtailments, and outages, will be more impactful to pricing than they were in the past.
Figure 1: Acetyl Chain Foundational Earnings Lift
There has been a lot of attention on long-term supply and demand dynamics that have supported the pricing levels we currently see. We are often asked why we are not seeing a significant influx of new capacity, particularly in China, as we did over a decade ago. There are a number of reasons:
•Raw Materials: Carbon monoxide (CO) and methanol, the two key raw materials to produce acetic acid, are less abundantly available in China today. The rapid industrialization of China over a decade ago based on coal gasification resulted in an abundance of by-product CO that spurred significant capacity builds for certain downstream products like acetic acid to consume available CO.

•Capital Cost: Any capital advantage to build capacity in China versus the US is negligible today and insufficient to offset relatively disadvantaged raw material dynamics in China. In past years, lower construction and labor costs in China resulted in significant capital arbitrage.
•Technology: There are a limited number of Chinese producers able to build new capacity utilizing world-scale and competitive process IP. Leading acetyls process technologies are better protected today and have evolved significantly versus past iterations of non-Celanese technology which proliferated throughout China.
•Supply Chain: China acetyls demand is fully met by domestic production with approximately one-tenth of China production exported. Any capacity additions in China would need to serve foreign demand and navigate an increasingly complex logistics and supply chain backdrop. A decade ago, China was a significant importer of acetyls with a push for self-sufficiency that spurred new capacity.
•Environmental: The permitting process in China is significantly more complex today, with far greater scrutiny on the location of new chemical complexes or further expansion of coal gasification. These were not significant decision factors a decade ago.
•Financial: Capital is less readily available today to support such sizable investments as a greenfield acetyls complex (over $2 billion) and is primarily based on financial worthiness rather than social or political motivations that prevailed previously.
The environment does not exist today to support a rapid influx of new capacity in China. We are aware of no new production facilities on the horizon outside of our own acetic acid expansion at Clear Lake of 1.3 million tons and the recent start-up of one new facility in China. Global acetyls demand, which grows in line with GDP, will require an additional approximately 600 kt of acid per year - enough to consume a new world-scale production facility every year or the more likely scenario of a series of incremental expansions across our network and other existing producers.

Turning to EM, we expect 2022 adjusted EBIT of $700 to $800 million driven by a combination of organic growth and the addition of Santoprene™. Continued organic volume growth of mid to high-single digits will take our foundational earnings to closer to $900 million by 2023. To highlight some of the drivers for this continued lift in EM foundational earnings:
•Productivity: Productivity in 2022 will be driven predominantly by supply chain efficiencies from footprint optimization, ongoing Asia localization, and enhanced systems and technology. We expect to complete the European Compounding Center of Excellence in Forli, Italy in 2022, which will be a meaningful contributor.
•Incremental Expansions: By the end of this year, we expect to complete the Bishop GUR expansion of 15 kt and will see a full year of benefit in 2022. We will also start to see contributions from Asia compounding expansions across three sites which will be completed over the next two years.
•Project Pipeline: The EM project pipeline and growth programs are expected to drive mid to high single digit organic volume growth in 2022. The growth programs, which include high-growth applications like electric vehicles, medical, and 5G, are expected to contribute project wins worth nearly $100 million in net sales in 2022.
•Inorganic Growth: We are excited for the addition of the Santoprene™ acquisition, still expected to close in the fourth quarter. We continue to make progress towards closing the KEPCO restructuring and expect to finalize that in the first quarter of next year.

Figure 2: Engineered Materials Foundational Earnings Lift
The EM project pipeline model has been the foundation for our organic earnings growth since the middle of the last decade. The addition of growth programs to our model, which have dedicated teams and resources to target high growth and high value applications, has enhanced the earnings potential of our model. Let me highlight the recent traction we see in some of these programs:
•Electric Vehicles: Our net sales of GUR into lithium-ion battery separators has grown by approximately 40 percent year to date versus 2020 as a result of pipeline contributions that have more than doubled over last year and a growing preference for battery-electric vehicles, which contain three to five times more GUR than plug-in hybrid electric vehicles. We expect our Bishop GUR expansion will be complete during the fourth quarter and virtually sold out going into 2022.
•Medical: Our medical business continues to broaden in new areas like wearable medical devices, where our pipeline for biosensor materials has nearly doubled year-to-date. Additionally, customers across a range of medical applications show strong interest in our POM ECO-B with 20 pipeline projects to reduce the CO2 footprint of existing medical devices.

•5G: Our early commitment and investment in this space has supported growth of approximately 25% year over year in our project pipeline model which now includes nearly every major carrier and electronic device manufacturer across the globe.
•Sustainability: Our POM ECO-B, a bio-content solution, has grown from just a few tons of sales for small trial runs in the first quarter of this year to approaching 1 KT of sales in the third quarter. Our teams are currently working on 66 project opportunities in the ECO-B pipeline to continue this growth.
I commend our teams for their continued execution of value enhancing opportunities to sustainably lift the earnings profile of Celanese. I am particularly proud of the long-term value they are creating by improving the sustainability of the company and its products and more powerfully communicating that in the recently released 2020/21 Sustainability Report and new forthcoming sustainability website. At our Investor Day in March, we outlined a growth path over the next few years that culminated with $13.00 to $14.00 of adjusted earnings per share in 2023. In July, we accelerated our outlook, with expectations of reaching the higher end of our our 2023 target a year early in 2022. Today, I am very pleased to share that the business scenarios I laid out for next year roll up to 2022 adjusted earnings of at least $15.00 per share.
Figure 3: Celanese Foundational Adjusted Earnings Per Share Lift

We expect 2022 performance to also set a new foundational level for Celanese adjusted earnings per share going forward. In other words, even with a return to normalized pricing conditions in AC sometime in 2022, we are confident the growth initiatives and capital deployment we are executing today will support adjusted earnings per share of at least $15.00 in 2023 and further growth thereafter.
Our focus remains balanced between near-term execution in the current environment and continued actions to lift the long-term earnings power of Celanese. We are confident in our ability to translate differentiated performance across 2021 and 2022 into an increased growth outlook well into this decade.
Scott Richardson, Celanese Corporation, Chief Financial Officer
Let me start by discussing the higher 2021 adjusted earnings per share we have outlined and what that means for cash generation in both 2021 and 2022.
In the third quarter, we generated a record $520 million in free cash flow, bringing our year to date total free cash flow to $848 million. We still expect to deliver 2021 free cash flow of over $1.2 billion, driven by enhanced profitability for the year rather than a reduction of working capital as previously anticipated. In the third quarter, working capital remained at elevated levels due to a continued inflationary environment. This sets the stage for a stronger profile for free cash flow generation in 2022, with a potential cash inflow of $200 to $300 million assuming a return to normalized working capital levels.
We continue to work to deploy strong cash levels and cash generation to high-return opportunities to drive future growth. In the fourth quarter we expect to close the Santoprene acquisition which will bring our cash levels back to our base operating level going into 2022. As a testament to the work of numerous teams at Celanese, by year end we expect to have deployed a total of over $2.7 billion in 2021 to drive future earnings per share growth, including $500 to $550 million in capital expenditures, $1.2 billion in M&A, and $1 billion in share repurchases. This is in addition to approximately $300 million returned to shareholders in the form of dividends. As Lori highlighted, this deployment of capital significantly enhances our ability to continually lift the foundational earnings profile of Celanese across this decade.

In August, we completed an offering of $400 million U.S. dollar-denominated 1.400% notes due 2026. This effectively replaced the $400 million of 5.875% notes that matured in June and which were paid off using a temporary draw on our revolver. Additionally, we looked across our debt maturity profile over the next several years and took the opportunity to reduce what was a €750 million tower in total debt maturities in 2023. In September we completed a cash tender offer for €300 million of notes due 2023 and separately completed a new offering of €500 million of 0.625% notes due 2028. As a result of this series of actions, we have spread out our debt maturities more effectively and also reduced our interest expense. Following these changes, our annual interest expense going forward will be approximately $90 million, roughly $20 million less than it was in 2020.
This concludes our prepared remarks. We look forward to addressing our third quarter results and addressing your questions.
Forward-Looking Statements
These prepared comments may contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, performance, capital expenditures, financing needs, and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in these comments. These risks and uncertainties include, among other things: the extent to which the COVID-19 pandemic continues to adversely impact the economic environment, market demand and our operations, as well as the pace of any economic recovery; changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, mobility, textiles, medical, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions as well as facility turnarounds; the ability to reduce or maintain their current levels of production costs and to improve productivity by implementing technological improvements to existing plants; the ability to identify desirable potential acquisition targets and to complete acquisition or investment transactions consistent with the Company's strategy; the ability to identify and execute on other attractive investment opportunities towards which to deploy capital; increased price competition and the introduction of competing products by other companies; market acceptance of our products and technology; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic); other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters or other crises including public health crises; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; tax rates and changes thereto; our ability to obtain regulatory approval for, and satisfy closing conditions to, any transactions described herein; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.
The extent to which COVID-19 will adversely impact our business, financial condition and results of operations will depend on numerous evolving factors, which are highly uncertain, rapidly changing and cannot be predicted, including: the extent of any resurgence in infections and the spread of the disease, and the effectiveness of any vaccines; additional governmental, business and individual actions to contain the spread of the outbreak, including social distancing, work-at-home, stay-at-home and shelter-in-place orders and shutdowns, travel restrictions and quarantines; the extent to which these conditions depress economic activity generally and demand for our products specifically and affect the financial markets; the effect of the outbreak on our customers, suppliers, supply chain and other business partners; our ability during the outbreak to provide our products and services, including the health and well-being of our employees; business disruptions caused by actual or potential plant, workplace and office closures; the risk that we could be exposed to liability, negative publicity or reputational harm related to any incidents of actual or perceived transmission of COVID-19 among employees at our facilities; the ability of our customers to pay for our products and services during and following the outbreak; the impact of the outbreak on the financial markets and economic activity generally; our ability to access usual sources of liquidity on reasonable terms; and our ability to comply with the financial covenant in our Credit Agreement if a material and prolonged economic downturn results in increased indebtedness or substantially lower EBITDA.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Non-GAAP Financial Measures
These prepared comments, and statements made in connection with these prepared comments, refer to non-GAAP financial measures. For more information on the non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each non-GAAP financial measure used, including definitions and reconciliations of the differences between such non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Financial Document Library.
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